Exhibit 10.35

                                    SUBLEASE
                     2820 Peterson Place, Norcross GA 30071



     1.  PARTIES.    This Sublease, dated July 30, 2001 is made by and between
Iron Mountain Records Management, Inc., successor in interest to Safesite Records Management Corporation, a Delaware corporation (herein called "Sublessor") and Total Office Interiors, a division of Reconditioned Systems, Inc., an Arizona corporation (herein called "Sublessee").



     2. PREMISES. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor for the term, at the rental, and upon all of the conditions set forth herein, that certain real property situated in Norcross, Georgia, commonly known as 2820 Peterson Place, Norcross, Georgia and described as containing approximately 18,720 square feet. Said real property, including all improvements thereon, is hereinafter called the "Premises". The Premises constitute a portion of the property leased by Sublessor pursuant to the Master Lease, as defined in Section 7.1 hereof.



     3.  TERM.    The term of this Sublease shall commence on August 15, 2001 and end on June 30, 2004 unless sooner terminated pursuant to any provision hereof.



     4. RENT. Sublessee shall pay to the Sublessor as rent for the premises equal monthly payments of $6,630, in advance, on the first day of each month on the term hereof, except that the rent for the period from the commencement date through August 31, 2001 shall by payable on the date of execution of this Sublease by Sublessee. Rent for any period during the term hereof which is for less than one month shall be a prorata portion of the monthly installment. Rent shall be payable in lawful money of the United States to the Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing. Notwithstanding the foregoing, Sublessee shall be entitled free rent for the final two (2) months of the initial term of this Sublease. This is a gross lease, and Sublessee shall only be required to pay the rental amount as set forth in this Section 4. Sublessee will not be charged for any share of real estate taxes, property insurance, or common area maintenance charges incurred by Sublessor for the Premises.



     5. SECUTRITY DEPOSIT. Sublessee shall deposit with the Sublessor upon execution hereof $13,260 as security for Sublessee's performance of Sublessee's obligations hereunder. If Sublessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default for the payment of any other sum for which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said deposit, Sublessee shall within ten (10) days after written demand therefore deposit cash with Sublessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and Sublessee's failure to do so shall be a material breach of this Sublease. Sublessor shall not be required to keep said deposit separate from its general accounts. If Sublessee performs all of Sublessee's obligations
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hereunder, said deposit, or such amounts thereof as has not theretofore been applied by Sublessor (unless such applied amount has been reimbursed to Sublessor by Sublessee), shall be returned, without payment of interest or other increment for its use, to Sublessee (or at Sublessor's option, to the last assignee, if any, of Sublessee's interest hereunder) at the expiration of the term hereof, and after Sublessee has vacated the Premises. No trust relationship is created herein between Sublessor and Sublessee with respect to said Security Deposit.



     6.  USE.

         6.1 Use. Sublessee shall use the Premises only for general and executive offices and for warehousing and distribution of non-hazardous materials ancillary to the use of Premises as offices, all in a manner consistent with the terms of the Master Lease.

         6.2  Compliance With Law.


              (a) Sublessor warrants to Sublessee that to the best of Sublessor's knowledge, the Premises, in its existing state, but without regard to the use for which Sublessee will use the Premises, do not violate any applicable building code, regulation or ordinance at the time that this Sublease is executed. In the event that it is determined that this warranty has been violated, than it shall be the obligation of the Sublessor, after written notice from the Sublessee, to promptly, at Sublessor's sole cost and expense take any and all action necessary to cause the Premises to be in compliance with all such codes, regulations and ordinances. If written notice of the violation of this warranty is not delivered to Sublessor within six (6) months from the commencement of the term of this Sublease, it shall be conclusively deemed that such violation did not exist at commencement, and the correction of the same shall be the obligation of the Sublessee or Master Lessor, if so obligated under the terms of the Master Lease.


              (b) Sublessee shall, at Sublessee's expense, comply promptly with the Master Lease and all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term or any part of the term thereof regulating the use by Sublessee of the Premises. Sublessee shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance or which shall tend to disturb other tenants of the building or violate any provision of the Master Lease.


          6.3 Condition of Premises. Sublessee hereby accepts the Premises in their condition existing as of the date of the execution hereof, subject to the Master Lease and all applicable zoning, municipal, county and state laws, ordinances, and regulations governing and regulating the use of the Premises, and accepts this Sublease thereto and to all matters disclosed thereby and by any exhibits attached hereto. Sublessee acknowledges that neither Sublessor nor Sublessor's agents have made any representation or warranty as to the suitability of the Premises for the conduct of Sublessee's business.

         7.       MASTER LEASE.
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         7.1  Sublessor is the lessee of the Premises by virtue of a lease between Cabot Industrial Trust, as a successor in interest to Northwestern Mutual Life Insurance Company as landlord ("Master Lessor") and Sublessor, as tenant, dated November 29, 1990, a copy of which is attached hereto and marked Exhibit A. In the event of a conflict between the terms of the Master Lease and this Sublease, the terms of this Sublease, with regard to the Sublessee's obligations, shall prevail to the extent the Master Lease applies to the Premises.

         7.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

         7.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event, as by Sublessor and Sublessee, the terms of this Sublease shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Lessor" is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word "Lessee" is used it shall be deemed to mean the Sublessee herein.

         7.4 During the term of this Sublease and for all periods of subsequent for obligations which have arisen prior to the expiration or termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of the Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom: Sublessor's obligations in respect of Rent and Additional Rent; moreover, Sublessee's use shall be as described in Section 6.1 hereof.

             Without limiting the generality of the foregoing, Sublessee shall, prior to commencement of the term, provide a certificate of insurance evidencing liability insurance in the amount and having the attributes described in Section 5(b) of the Master Lease. Such certificate shall identify Sublessor and Master Lessor as additional insureds.

        7.5 The obligations the Sublessee has assumed under Paragraph
7.4 hereof are hereinafter referred to as the "Sublessee's Assumed Obligations". The obligations that Sublessee has not assumed under Paragraph 7.4 hereof are hereinafter referred to as the "Sublessor's Remaining Obligations".

         7.6 Sublessee shall hold Sublessor free and harmless of and from all liability, judgments, costs, damages, including reasonable attorney's fees, arising out of Sublessee's failure to comply with or perform Sublessee's Assumed Obligations.

         7.7 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor's Remaining Obligations and to hold Sublessee free and harmless of and from all liability, judgments, costs, damages, including reasonable attorney's fees, arising out of Sublessee's failure to comply with or perform Sublessee's Remaining Obligations.
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         7.8  Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any party to the Master Lease.

         8.  ASSIGNMENT OF SUBLEASE AND DEFAULT.

         8.1 Sublessor hereby assigns and transfers to Master Lease the Sublessor's interest in this Sublease and all rentals and income arising therefrom, subject however to terms of Paragraph 8.2 hereof.

         8.2 Master Lessor, by executing this document, agrees that until a default shall occur in the performance of Sublessor's Obligations under the Master Lease, Sublessor may receive, collect and enjoy the rents accruing under the Sublease. However, if Sublessor shall default in the performance of it's obligations to Master Lessor, then Master Lessor may, at its option, recieve and collect, directly from Sublessee, all rent owing and to be owed under this Sublease. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the rents from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor's Remaining Obligations or Sublessor's obligations to Sublessee under this Sublease.

         8.3 Sublessor hereby irrevocably authorizes and directs Sublessee, upon receipt of any written notice from the Master Lessor stating that a default exists in the performance of Sublessor's obligations under the Master Lease, to pay Master Lessor the rents due and to become due under this Sublease. Sublessor agrees that Sublessee shall have the right to reply upon any such statement and request from Master Lessor without any obligation or right to inquire as to whether such default exists and notwithstanding any notice or claim against Sublessee to the contrary and Sublessor shall have no right or claim against Sublessee for any such rents paid by Sublessee. Sublessee agrees to pay such rent to Master Lessor upon receipt of such notice.


9.       CONSENT OF THE MASTER LESSOR.

         9.1 Master Lessor's execution of this Sublease evidences its consent hereto.

         9.2 Master Lessor's consent to this Sublease is granted subject to the following terms:

             (a) Such consent will not release Sublessor of its obligations or alter the primary liability of the Sublessor to pay the rent and perform and comply with all of the obligations of lessor to be performed under the Master Lease.

             (b) The acceptance of rent by Master Lessor from sublessee or any one else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.
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             (c) Such consent will not constitute consent to any subsequent subletting or assignment or any modification or amendment to this Sublease.

             (d) In the event of any default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor without first exhausting Master Lessor's remedies against any other person or entity liable thereon to Master Lessor.

             (e) In the event Sublessor shall default in its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option but Master Lessor shall not be liable for any prepaid rents, any offsets or any security deposit paid by Sublessee, nor shall Master Lessor be liable for any other defaults of the Sublessor under this Sublease.

             In the event Master Lessor requires Sublessee to attorn to Master Lessor, no documentation other than this Sublease shall be necessary to evidence such attornment, but Sublessee nevertheless agrees to execute any documentation reasonably requested by Master Lessor to confirm such attornment or to otherwise carry out the provisions of this Sublease.

         9.3 Master Lessor acknowledges that, to the best of Master Lessor's knowledge, no default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.

        9.4 In the event that Sublessor defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default. Sublessee shall have the right, but not the obligation, to cure any default of Sublessor described in any notice of default within ten days after service of such notice of default on Sublessee. If such default is cured by Sublessee then Sublessee shall have the right of reimbursement and offset from and against Sublessor.

         10. BROKERS FEE. Upon execution hereof by all parties, Sublessor shall pay to Atlanta Real Estate Partners, a licensed real estate broker (herein called "Broker"), a fee as set forth in a separate agreement between Sublessor and Broker for brokerage services rendered by Broker to Sublessor in this transaction. Sublessor and Sublessee each represent to the other that, except as decribed in the preceding sentence, it has not engaged, or been represented by, a broker or finder in connection with this Sublease. Sublessor and Sublessee agree to indemnify, defend and hold the other and the Master Lessor harmless from any loss, liability and expense incurred by the other and/or the Master Lessor as a result of any claim made against the other and/or the Master Lessor for brokerage fees arising from or as a result of this Sublease, except for the fees of the Broker described in the first sentence of this section, which will be paid by Sublessor.

         11. ATTORNEY'S FEES. If any party brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action, on trial and appeal, shall be entitled to its reasonable attorney's fees to be paid by the losing party as fixed by the court.
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         12.  NOTICES.  Any  notices  to be  sent  hereunder  shall  be sent by
United States mail, nationwide overnight delivery service or telecopier (if acknowledged by the recipient) addressed as follows:

         If to Sublessor:  Iron Mountain Records Management, Inc.
                                    Attn: Real Estate
                                    745 Atlantic Avenue
                                    Boston MA 02111

         If to Sublessee: Reconditioned Systems, Inc./ Total Office Interiors
                                    Attn: Mr. Dirk Anderson
                                    444 W Fairmont
                                    Tempe AZ 85282

         13. SUBLESSEE IMPROVEMENTS. Lessor and Sublessor hereby agree to allow Sublessee to construct a paint booth and additional offices in the premises during the term of this Sublease. At the expiration or earlier termination of this Sublease, Sublessor shall have the option of requiring Sublessee to remove the paint booth and Sublessee constructed offices (or either) at Sublessee's expense, or allowing them to remain intact, and thus becoming the property of Lessor without compensation to Sublessee. If Sublessor requires removal of the paint booth and or Sublessee constructed offices, it shall give Sublessee at least 60 days written notice prior to the expiration of this Sublease of such requirement. Such construction and removal, if necessary, will be at Sublessee's sole cost and expense. If Lessor opts for removal of the paint booth and/or additional offices, Sublessee shall restore the premises to their condition as of August 1, 2001, normal wear and tear excepted.

         14. HVAC MAINTENANCE. Sublessor and Sublessee hereby agree that, as between themselves, Sublessor or any extension hereof, to assign or sublet any of its rights or obligations hereunder to any entity controlled by, under common control with, or controlling Sublessee. Sublessee shall, at all times, during the term hereof, remain fully liable for performance of the duties contained in this Sublease and in the Master Lease, as applicable.

         IN WITNESS WHEREOF, the parties have hereunto set their hands by officers hereunto duly authorized.

SUBLESSOR:                                           SUBLESSEE:

IRON MOUNTAIN RECORDS                       TOTAL OFFICE INTERIORS
MANAGEMENT, INC.                            A DIVISION OF RECONDITIONED
                                            SYSTEMS, INC.

BY: /s/ Garry Buatzke                       BY: /s/ Dirk D. Anderson


Title: Vice President                       Title: President & CEO


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